As filed with the Securities and Exchange Commission on September 25, 2026

Registration No. 333-282000
Registration No. 333-295250

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO:

FORM S-1 REGISTRATION STATEMENT NO. 333-282000

POST-EFFECTIVE AMENDMENT NO. 1 TO:

FORM S-1 REGISTRATION STATEMENT NO. 333-295250

UNDER
THE SECURITIES ACT OF 1933

CytoDyn Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	83-1887078 (I.R.S. Employer Identification Number)

1111 Main Street, Suite 660
Vancouver, Washington 98660
Telephone: (360) 980-8524
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jacob P. Lalezari
Chief Executive Officer
1111 Main Street, Suite 660
Vancouver, Washington 98660
Telephone: (360) 980-8524
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: Not applicable. This post-effective amendment deregisters all of the securities that were unsold under the registration statements listed above as of the date hereof.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

EXPLANATORY NOTE
DEREGISTRATION OF SECURITIES

These post-effective amendments (the “Post-Effective Amendments”) relate to the following Registration Statements on Form S-1 (the “Registration Statements”), filed with the Securities and Exchange Commission (the “SEC”) by CytoDyn Inc. (the “Company”):

•
Registration Statement on Form S-1 (No. 333-28200), pertaining to the registration for resale of 279,236,439 shares of common stock and 207,410,284 shares underlying outstanding warrants to purchase our common stock; and
•
Registration Statement on Form S-1 (No. 333-295250), pertaining to the registration for resale of 278,076,375 shares of common stock and 93,940,739 shares underlying outstanding warrants to purchase our common stock.

Pursuant to the undertakings contained in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities registered that remain unsold at the conclusion of the offerings, the Company is filing these Post-Effective Amendments to the Registration Statements to deregister, and does hereby remove from registration, all the securities registered under the Registration Statements that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has duly caused these Post-Effective Amendments to Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, State of Washington, on September 25, 2026.

CYTODYN INC.

By: /s/ Jacob P. Lalezari
Jacob P. Lalezari, CEO

Pursuant to Rule 478 under the Securities Act of 1933, as amended, no other person is required to sign these Post-Effective Amendments to the Registration Statements.